SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:
[  ]   Preliminary Proxy Statement
[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to Section 240.14a-12

AMCAP Fund, Inc.
American Balanced Fund, Inc.
The American Funds Income Series
American Funds Money Market Fund
American Funds Short-Term Tax-Exempt Bond Fund
American Funds Target Date Retirement Series, Inc.
The American Funds Tax-Exempt Series I
The American Funds Tax-Exempt Series II
American High-Income Municipal Bond Fund, Inc.
American High-Income Trust
American Mutual Fund, Inc.
The Bond Fund of America, Inc.
Capital Income Builder, Inc.
Capital World Bond Fund, Inc.
Capital World Growth and Income Fund, Inc.
EuroPacific Growth Fund
Fundamental Investors, Inc.
The Growth Fund of America, Inc.
The Income Fund of America, Inc.
Intermediate Bond Fund of America
International Growth and Income Fund, Inc.
The Investment Company of America
Limited Term Tax-Exempt Bond Fund of America
The New Economy Fund
New Perspective Fund, Inc.
New World Fund, Inc.
Short-Term Bond Fund of America, Inc.
SMALLCAP World Fund, Inc.
The Tax-Exempt Bond Fund of America, Inc.
Washington Mutual Investors Fund, Inc.
______________________________________________
(Name of Registrant as Specified In Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement, other than the Registrant)

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[Reminder letter to registered accounts]

PLEASE VOTE NOW
(Third Reminder)

Fellow Shareholder:

We recently mailed you proxy materials relating to proposals to be voted on at a meeting of American Funds shareholders scheduled for October 27, 2009 or November 24, 2009.  This letter was sent because we have not received your vote.

VOTING NOW HELPS YOUR FUNDS LOWER OVERALL PROXY COSTS
AND ELIMINATES PHONE CALLS

For the reasons set forth in the proxy materials previously mailed to you, each fund’s Board of Directors/Trustees believes Proposals 1–7, as applicable, are in the shareholders’ best interest and unanimously recommends that you vote in favor.  The Boards have recommended a vote against Proposal 8.

Please vote using one of the following four options:

1.	CALL TOLL-FREE 1-888-456-7536

Call toll free 1-888-456-7536 to vote with a live proxy services representative.  Please call Monday through Friday 9:00 AM to 11:00 PM (ET), and Saturday from 12:00 Noon to 6:00 PM (ET).  The estimated call duration is less than 2 minutes.

2.	VOTE ONLINE

Refer to your proxy cards for the control number and security code.  Please enter the website www.proxy-direct.com/afs and follow the instructions.

3.	VOTE BY TOUCH-TONE TELEPHONE

The toll free number is 1-800-337-3503.  Please have your proxy card in hand to access your control number and security code.  Please call the number and follow the instructions.

4.	VOTE BY MAIL

Complete, sign and date the enclosed proxy card(s), then return them in the enclosed postage paid envelope.

If you have any questions about the proposals, you may call American Funds Service Company toll free at 1-800-421-0180.  Thank you for voting.

[Reminder letter to beneficial owners]

PLEASE VOTE NOW
(Second Reminder)

Fellow Shareholder:

We recently mailed you proxy materials relating to proposals to be voted on at a meeting of American Funds shareholders scheduled for October 27, 2009 or November 24, 2009.  This letter was sent because we have not received your vote.

VOTING NOW HELPS YOUR FUNDS LOWER OVERALL PROXY COSTS
AND ELIMINATES PHONE CALLS

For the reasons set forth in the proxy materials previously mailed to you, each fund’s Board of Directors/Trustees believes Proposals 1–7, as applicable, are in the shareholders’ best interest and unanimously recommends that you vote in favor.  The Boards have recommended a vote against Proposal 8.

Please vote using one of the following four options:

1.	CALL TOLL-FREE 1-888-456-7086

Call toll free 1-888-456-7086 to vote with a live proxy services representative.  Please call Monday through Friday 9:00 AM to 11:00 PM (ET), and Saturday from 12:00 Noon to 6:00 PM (ET).  The estimated call duration is less than 2 minutes.

2.	VOTE ONLINE

Refer to your proxy cards for the website, control number and security code.  Please enter the website and follow the instructions. The website is www.proxyvote.com

3.	VOTE BY TOUCH-TONE TELEPHONE

The toll free number appears on your voting instruction form. Please have your voting instruction form in hand to access your control number (located in the box).   Please call the number and follow the instructions.

4.	VOTE BY MAIL

Complete, sign and date the enclosed voting instruction form(s), then return them in the enclosed postage paid envelope.

If you have any questions about the proposals, you may call American Funds Service Company toll free at 1-800-421-0180.  Thank you for voting.

[Outbound voice mail message to registered accounts]

Hello,
We are calling regarding the upcoming shareholder meeting for American Funds, scheduled for November 24, 2009. We need your vote for this very important meeting.  Please call 1-888-456-7536, weekdays until 11 PM, and Saturday 12 noon to 6 PM Eastern Time so a representative can register your vote.  To assist you with this process, a representative may contact you again to encourage your participation for unvoted shares.  Please call 1-888-456-7536 at your earliest convenience.  Thank you for investing with American Funds.

[Outbound voice mail message to beneficial accounts]

Hello,
We are calling regarding the upcoming shareholder meeting for American Funds, scheduled for November 24, 2009. We need your vote for this very important meeting.  Please call 1-888-456-7086, weekdays until 11 PM, and Saturday 12 noon to 6 PM Eastern Time so a representative can register your vote.  To assist you with this process, a representative may contact you again to encourage your participation for unvoted shares. Please call 1-888-456-7086 at your earliest convenience.  Thank you for investing with American Funds.